EXHIBIT 4.1


THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.


As of October 2, 2006                                                     No. 01

                          INTERPLAY ENTERTAINMENT CORP.

               (Organized under the laws of the State of Delaware)

          WARRANT AGREEMENT FOR THE PURCHASE OF SHARES OF COMMON STOCK

         WHEREAS, on October 2, 2006 the Board of Directors of Interplay Entertainment Corp., a Delaware corporation (the "Company"), (as described in a 8-K filed by the Company on November 20, 2006 (the "8-K")) approved the restructuring of certain compensatory arrangements for the Chief Executive Officer and Interim Chief Financial Officer and the other members of the Board of Directors of the Company and issued to such persons under an employee benefit plan warrants to purchase Common Stock of the Company;

         WHEREAS, the parties wish to evidence the terms and conditions of such warrants issued to _______________________ (the "Warrantholder"), which are set forth in this Warrant Agreement (the "Agreement");

         NOW, THEREFORE, in consideration of the restructuring of compensatory arrangements described in the 8-K, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

            SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

         For value received, the Company granted as of October 2, 2006 to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to _______________ fully paid and non-assessable shares of the Common Stock (as defined below) at a purchase price of $0.0279 per share (the "Exercise Price"). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Charter" means the Company's Certificate of Incorporation or other constitutional document, as may be amended from time to time.

         "Common Stock" means the Company's common stock, $0.001 par value per share.

         "Effective Date" means October 2, 2006 .

         "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Warrantholder) control the management of assets, and any other entity in which these persons (or the Warrantholder) own more than fifty percent, of the voting interests.

         "Merger Event" means a reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company's capital stock are otherwise converted into or exchanged for shares or units of capital of another entity.

         "Purchase Price" means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.

         "Warrant" means the right, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, one fully paid and non-assessable share of the Common Stock at the Exercise Price.

         "Warrant Share" means each share of Common Stock that is issued upon the exercise of a Warrant pursuant to Section 3 hereof.

                       SECTION 2. TERM OF EXERCISABILITY.

         Each right to purchase Common Stock hereunder shall expire on the tenth
(10th) anniversary of the Effective Date.

                  SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

         (a) EXERCISE. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office, at the office of its stock transfer agent or at any other warrant agent designated by the Company (the
"Warrant  Agent") if any, a notice of  exercise in the form  attached  hereto as
Exhibit I (the "Notice of Exercise"), duly completed and executed. Following receipt of the Notice of Exercise and/or the Cashless Exercise Form in the form attached hereto as Exhibit III, as the case may be, and subject to the prior payment of the Purchase Price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased, and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any, under this Agreement, and affirming that with respect to such unexercised portion this Agreement remains in full force and effect.

         (b)      If the fair market value of one share of the Company's  Common
Stock is greater than the Exercise Price (at the date of calculation as set forth below) and either (i) any portion of the Warrant Shares issuable upon exercise of this Warrant are not covered by an effective registration statement under the Securities Act, or (ii) the Warrant Shares are not permitted to be transferred free of any volume limitations under Rule 144, then in lieu of exercising this Warrant by payment of cash, the Warrantholder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company or the Warrant Agent together with an executed Cashless Exercise Form in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

         X = Y(A-B)
         ---------
             A

         Where X =         the number of shares of Common  Stock to be issued to
                           the Warrantholder

               Y = the number of shares of Common Stock issuable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

               B = Exercise Price (as adjusted to the date of such calculation)

         For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by taking the average of the closing prices of the sales of any shares of Common Stock on all securities exchanges on which the Common Stock is listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the OTC Bulletin Board as of 4:00 p.m., New York time, or, if on any day any Common Stock is not quoted on the OTC Bulletin Board, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the fair market value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the OTC Bulletin Board or the over-the-counter market, the fair market value of one share of Common Stock shall be the amount determined in good faith by the Company's board of directors (the "Board"). A cashless exercise shall be deemed effective on the date the Cashless Exercise Form or a copy thereof is received by the Company (including receipt by facsimile or electronic mail), and such date shall be the calculation date for the foregoing formula, provided that certificates for the resulting shares shall not be issued until delivery of the signed Cashless Exercise Form and surrender of the Warrant Agreement as set forth above.

         (c) METHOD OF PAYMENT. The Purchase Price may be paid at the Warrantholder's election either (i) by cash or check, (ii) by "cashless exercise" in accordance with the provisions of Section 3(b), or (iii) at the election of the Warrantholder, and at the Warrantholder's sole discretion, by release of an equal amount of indebtedness owed to the Warrantholder. If the Warrantholder elects to pay the Purchase Price through such release of indebtedness, the amount so released will first be applied to any accrued interest and unpaid interest under the Note, and any remaining amount shall be applied to principal.

                       SECTION 4. RESERVATION OF SHARES.

         During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

                   SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares that might otherwise result from the adjustment rights of Section 8, the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

                SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

         This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to issuance of the certificate for the Common Stock delivered pursuant to the exercise of this Agreement under Section 3(a) hereof .

                       SECTION 7. WARRANTHOLDER REGISTRY.

         The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder's initial address, for purposes of such registry, is set forth below Warrantholder's signature on this Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.

                         SECTION 8. ADJUSTMENT RIGHTS.

         The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

         (a) MERGER EVENT. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of common stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Agreement immediately prior to the effective date of the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and number of shares of

Common Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement. In connection with a Merger Event and upon Warrantholder's written election to the Company, the Company shall cause this Agreement to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued on a net issuance basis immediately prior to the effective date of the Merger Event without actually exercising such right, and without acquiring such shares and exchanging such shares for such consideration.

         (b) RECLASSIFICATION OF SHARES. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to the effective date of such combination, reclassification, exchange, subdivision or other change.

         (c) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common
Stock issuable upon the exercise of this Agreement shall be proportionately decreased.

         (d) STOCK DIVIDENDS. If the Company at any time while this Agreement is outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

         (e) NOTICE OF ADJUSTMENTS. If: (i) the Company shall declare any dividend or distribution upon its stock in cash, property or securities other than Common Stock; (ii) the Company shall offer for subscription prorata to the holders of any class of its Common Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:
(A) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least thirty (30) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

         Each such written  notice (or a  subsequent  notice given at least five
(5) days prior to the Merger Event, dissolution, liquidation, or winding up) shall set forth, in reasonable detail, (i) the event requiring the notice, and
(ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

         (f) TIMELY NOTICE. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 12(f), the notice period shall begin on the date the Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (e).

      SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         (a) RESERVATION OF COMMON STOCK. The Common Stock issuable upon exercise of the Warrantholder's rights has been or will be duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (b) DUE AUTHORITY. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

         (c) CONSENTS AND APPROVALS. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law or any exchange on which shares of the Company's stock shall be traded, which filings will be effective by the time required thereby.

         (d) ISSUED SECURITIES. All issued and outstanding shares of the Company's securities have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of the Company's securities were issued in full compliance with all federal and state securities laws.

         (e)      EXEMPT   TRANSACTION.   Subject   to  the   accuracy   of  the

Warrantholder's representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement constitutes a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

         (f) COMPLIANCE WITH RULE 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder's written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

         (g) INFORMATION RIGHTS. If at any time during the term of this Agreement the Company is not subject to reporting requirements under either
Section 13(d) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall provide to the Warrantholder annual, audited financial statements of the Company within sixty (60) days after the end of each fiscal year, and interim unaudited financial statements within thirty (30) days after the end of each fiscal quarter.

        SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

         (a) INVESTMENT PURPOSE. The rights hereunder and the securities that may be acquired on their exercise have been acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) PRIVATE ISSUE. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

         (c) FINANCIAL RISK. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (d) RISK OF NO REGISTRATION. The Warrantholder understands that if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Agreement or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

         (e) ACCREDITED INVESTOR. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

                             SECTION 11. TRANSFERS.

         This Agreement and all Warrants are not transferable, in whole or in part (other than pursuant to the final sentence of this paragraph), and any attempt to sell, assign, transfer, hypothecate or otherwise convey or encumber or dispose of any interest herein or therein shall be void (other than pursuant to the final sentence of this paragraph). The Company shall have no obligation to recognize any such sale, assignment, transfer, hypothecation, or other conveyance or encumbrance or disposal (other than pursuant to the final sentence of this paragraph). Notwithstanding the foregoing, this Agreement and the Warrants are transferable through a gift or a domestic relations order (but not in a transfer for value) to a Family Member of the Warrantholder; provided any such Family Member and the Warrants shall at all times remain subject to the terms and conditions of this Agreement.

                           SECTION 12. MISCELLANEOUS.

         (a) EFFECTIVE DATE. The provisions of this Agreement shall be construed and shall be given effect in all respects as of the Effective Date. This Agreement shall be binding upon any successors or assigns of the Company.

         (b) REMEDIES. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law. The parties hereto agree that the terms of this Agreement shall be specifically enforceable by either party hereto notwithstanding the availability of an adequate remedy at law. If either party institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense that the complaining party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         (c) NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (d) ATTORNEY'S FEES. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and reasonable expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(d), attorneys' fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

         (e) SEVERABILITY. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (f) NOTICES. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

         If to Warrantholder:

         ------------------------------
         ------------------------------
         ------------------------------
         Telephone: ________________
         Email:   _________________

         If to the Company:

         Interplay Entertainment Corp.
         100 N. Crescent Drive
         Beverly Hills, CA 90210
         Telephone:        (310) 432-1958
         Fax:              (310) 432-1959

         With a copy to:

         Shartsis Friese LLP
         Attention: P. Rupert Russell, Esq.
         One Maritime Plaza, 18th Floor
         San Francisco, CA 94111-3598
         Telephone:        (415) 421-6500
         Fax:              (415) 421-2922

or to such other address as each party may designate for itself by like notice.

         (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Note constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

         (h) HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

         (i) ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(m), 12(n) and 12(o).

         (j) NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         (k) NO WAIVER. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

         (l) SURVIVAL. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of the parties and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

         (m) GOVERNING LAW. This Agreement has been negotiated and delivered to Warrantholder in the State of California , and shall have been accepted by Warrantholder in the State of California. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         (n) CONSENT TO JURISDICTION AND VENUE. The Company hereby expressly and irrevocably submits to the exclusive jurisdiction of the courts of the state of California and of the United States District Court Central District of California for the purpose of any litigation arising hereunder. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the state of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

         (o) MUTUAL WAIVER OF JURY TRIAL. THE WARRANTHOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE WARRANTHOLDER OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE WARRANTHOLDER TO MAKE THE LOAN EVIDENCED BY THE NOTE.

         (p) COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

         (q) SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the other by reason of any failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by any injured party to this Agreement. If an injured party to this Agreement institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that the other has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                      The next page is the signature page.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the date first set forth above.


COMPANY:                             INTERPLAY ENTERTAINMENT CORP.



                                     By:
                                        ----------------------------------------
                                            Name:  _____________________________
                                            Title:    __________________________


WARRANTHOLDER:                       __________________________________



                                     By:
                                        ----------------------------------------
                                            Name:  _____________________________

                                   EXHIBIT I

                               NOTICE OF EXERCISE

To: Interplay Entertainment Corp. (the "Company"):

         (1) The undersigned Warrantholder hereby elects to purchase _________ shares of the Common Stock of the Company pursuant to the terms of the Warrant Agreement dated as of October 2, 2006 (the "Agreement") between the Company and the Warrantholder, and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.

         (2) Please deliver the Warrant Shares as follows:

         Warrant Shares are to be issued [electronically using the Depositary Trust Company Fast Automated Securities Transfer program to account number ________.] The Broker's Name is ____________, and it will initiate such transaction on [date];

         or

         Warrant Shares are to be delivered to the following address:

         (Name)

         WARRANTHOLDER:

         By:

         Name:

         Date:

         Capitalized terms used but not defined herein have the same meanings ascribed to them in the Warrant Agreement.

         APPROVED:

         Interplay Entertainment Corp.

         Name:

         Title:

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE

         The undersigned, Interplay Entertainment Corp., hereby acknowledges receipt of the "Notice of Exercise" from ____________ to purchase ______ shares of the Common Stock of Interplay Entertainment Corp., pursuant to the terms of the Agreement, and further acknowledges that upon such exercise, the Agreement remains in full force and effect as to _____ shares of Common Stock.

         Capitalized terms used but not defined herein have the same meanings ascribed to them in the Warrant Agreement.

         COMPANY:    Interplay Entertainment Corp.

         By:

         Name:

         Title:

         Date:

                                  EXHIBIT III

                             CASHLESS EXERCISE FORM

         The undersigned hereby elects,  pursuant to the exercise  provisions of
Section 3(b) of the Warrant, to exchange the Warrant for such number of Warrant Shares as set forth on the calculation attached hereto.

         Please issue a certificate or certificates for such Warrant Shares in the name of:



         Name:        ________________________________________________
                      (Please Print Name, Address and SSN or EIN of Shareholder above)

         Address:     ________________________________________________

                      ------------------------------------------------

                      ------------------------------------------------

         SSN or EIN:  ___________________________

         Signature:   ______________________________________